UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

TROPIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34911	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1057 Parkinson Road, Unit #9 Woodstock, Ontario, Canada	N4S 7W3
(Address of principal executive offices)	(Zip Code)

(519) 421-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 28, 2013 (the “Closing Date”), Tropic International Inc. (formerly known as Rockford Minerals Inc.) (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) with 1896432 Ontario Inc., the Company’s wholly owned subsidiary (“Subco”), Tropic Spa Inc. (“Tropic Spa”) and certain of the shareholders of Tropic Spa (collectively, the “Tropic Spa Shareholders”) pursuant to which the Company acquired 78,030,877 common shares, or approximately 78% of the issued and outstanding shares, of Tropic Spa in exchange for the issuance of 78,030,877 preferred shares of Subco to the Tropic Spa Shareholders on a one-for-one basis (the “Share Exchange”). Each one preferred share of Subco was exchangeable into one share of the Company’s common stock at the option of the holder thereof, subject to the following restrictions:

●	the holders of such preferred shares may not, without the written consent of Subco, exchange, sell or otherwise dispose of, directly or indirectly, any of their preferred shares until the six month anniversary of the Closing Date;

●	within 30 days of that time, and provided Tropic Spa has generated at least $1,000,000 in gross revenue during the preceding six month period, Subco shall permit the holders of such preferred shares to require Subco to redeem an aggregate of 1% of its then-outstanding preferred shares on a pro rata basis; and

●	within 30 days of each six month anniversary of the Closing Date until June 30, 2015, on which date all restrictions on such preferred shares shall automatically expire unless extended by the approval of the holders thereof, Subco shall grant the holders of its preferred shares a permission identical to the one described above.

On February 17, 2015, the Company, Subco, Tropic Spa and the Tropic Spa Shareholders entered into an amendment to the Exchange Agreement (the “Amendment Agreement”) in order to correct a few administrative errors in the Exchange Agreement and provide for the post-closing execution of the Exchange Agreement by those shareholders of Tropic Spa who were not original signatories thereto. The complete text of the Amendment Agreement is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

Also on February 17, 2015, the Tropic Spa Shareholders approved certain changes to the rights, privileges, restrictions and conditions attached to the preferred shares of Subco described above by consent in writing. Of these, the only material change was the deletion of the “June 30, 2015” date in section 5(b) and its replacement with “June 30, 2017”.

The complete text of the rights, privileges, restrictions and conditions attached to the preferred shares of Subco is included as Appendix I to the Exchange Agreement filed as Exhibit 10.1 to the Company’s current report on Form 8-K dated July 2, 2013.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
10.2	Amendment to Share Exchange Agreement dated February 17, 2015 with 1896432 Ontario Inc., Tropic Spa Inc. and the shareholders of Tropic Spa Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2015	TROPIC INTERNATIONAL INC.

	By:	/s/ John Marmora
John Marmora
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director